Exhibit 16.2

May 29, 2008

Securities and Exchange Commission
100F Street, N.E.
Washingtron, D.C. 20549

RE:    SoftNet Technology Corp.

          We have read the statements that we understand SoftNet Technology Corp. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors.  We agree with such statements made regarding our firm.   We have no basis to agree or disagree with other statements made under  Item 4.

Yours truly,

/s/ Larry O’Donnell, CPA, P.C

Larry O’Donnell, CPA, P.C